Exhibit 99.1

An Open Letter from Executive Chairman Rick Barry to the Cassava Community:
Shareholders, Employees, Principal Investigators, Patients and their Loved Ones

July 21, 2024

By now, I suspect that many of you have seen the news that Cassava Sciences released last week about our change in leadership. As we announced, I have taken on the roles of Executive Chairman of the Board and, in this position, I will be the principal executive officer at Cassava Sciences until we identify a new CEO. People who know me well probably weren’t surprised at my willingness to accept this challenge. While taking on these leadership roles in a biotech company is new to me, getting personally involved in the boards of companies whose prospects I believe in is not. Those who do not know me may question my commitment, my motives, and/or my sincerity. We all make choices in life with respect to how we will spend our time and, if you are lucky, you will have the luxury of many such choices in your lifetime. I have chosen to devote my time to Cassava’s mission, and I want you to understand why.

A little over 10 years ago, a dear friend told me that her dad had been diagnosed with Alzheimer’s disease. I knew little about the disease except that its victims seemed to mentally fade away and ultimately lost altogether their memories of who they were and who their loved ones were. I knew it was cruel, but I had no idea how cruel it actually is.

Over Fourth of July weekend that year, our friend invited my wife and me to her cabin near Lake Tahoe with her family, including her father, Buddy. On the way into her house, she told us, “Buddy isn’t doing well.” I didn’t know what she meant. Buddy was a Navy fighter pilot when he was younger and spent the rest of his career as a Captain for a major commercial airline flying various aircraft over many years. He was a smart, fun, and energetic guy, and I always enjoyed talking with him. I saw Buddy sitting on the back deck of her cabin, and I sat next to him. I asked him, “Buddy, what was your favorite airplane to fly?” His face came alive with expression as he told me it was the Boeing 727. For the next 40 minutes, he explained in detail the handling of the airplane, the thrust, the avionics, and more. I was so impressed that I later told my friend that I had no idea why she was concerned. I jokingly told her that Buddy was more lucid than I was.

Five months later, our friend invited us to celebrate New Year’s Eve. The Buddy I saw that night was unrecognizable from the one I talked with in July. He sat in front of a fireplace, with no idea who he was, who his family was, or why he was there. I doubt Buddy knew what an airplane was, let alone how to fly one. Buddy passed away several months later. His memory stays with me to this day.

When Remi Barbier called me in late 2020 to ask if I could help him with Cassava, I immediately thought of Buddy. I spent months getting a better understanding of the disease, looking at the company’s clinical data, speaking with experts, and visiting Austin. I wanted to get involved. Yes, there are many other things I could do with my time, but nothing would be as important as this.

If you look at my career history, you will find that I made a similar commitment once before when I invested in Sarepta (then called AVI Biopharma) back in 2009. I later joined the Sarepta board of directors in 2015. I never imagined that I would still be so heavily involved 15 years later when I first met Sarepta’s then-CEO. What got me interested in making an investment in a nascent company with a potential treatment for Duchenne Muscular Dystrophy? It was watching the Jerry Lewis Labor Day weekend telethon for Muscular Dystrophy year after year when I was young. The boys that Jerry brought out on stage in their wheelchairs were my age. They would never get the chance to play football, baseball or any sport—all things I took for granted at that age. Fast forward to today and Sarepta has changed the lives of innumerable boys who suffer from this horrible disease. This was accomplished by an amazing team who went to work every day dedicated to making a difference in the lives of their patients. I am proud to be associated with them.

Taking on this current challenge is not about making Cassava’s share price go up or trying to silence the company’s many loud skeptics. Those things will take care of themselves if the company keeps its focus on Job #1. Our ultimate goal is to develop an effective treatment for a patient population that has little hope and few therapeutic options. What options they currently have often come with incredibly severe adverse events.

As I have learned, the people who succeed in biotech and pharma are those who put patients first. If you create great benefit for your patients, you’ll create great value for your shareholders. It’s that simple, though creating the benefit for patients is hard and uncertain work.

Companies like ours go through rigorous phases of testing to prove the safety and efficacy of their drugs—or not—in a series of trials: Phase 1, Phase 2, and finally a well-controlled randomized Phase 3, which is where we are now with our product candidate simufilam. The trials are incredibly expensive. In our case, Phase 3 has cost hundreds of millions of dollars. But if our Phase 3 trials are successful, this company could change the lives of the millions of patients and family members who, sadly, do and will suffer from the effects of Alzheimer’s disease. Investors should understand the risk that clinical trials may fail to show the desired safety and efficacy, and if they cannot tolerate this risk, they should not invest in development stage biotech companies, including Cassava. Innovation is inherently difficult and is always met with skepticism. Just like when Columbus set sail from Spain in 1492 and a crowd of skeptics waved goodbye saying, “We’ll never see those idiots again.”

I could spend several pages walking you through the reasons that I believe Cassava’s Alzheimer’s drug candidate, simufilam, could be successful. But it is easier to give you an analogy from the world of baseball in which I lived for 12 years. Smart general managers know that the most reliable way to assess a player’s prospects in the major leagues is to closely examine his performance in the minor leagues. Our industry is a bit like baseball.

Like the minor leagues in baseball, I encourage you to study the cognition results from Cassava’s 24-month open-label Phase 2 clinical safety trial. Those results were unlike any Alzheimer’s trial ever, reporting stable cognition for two full years in Alzheimer’s disease patients with mild dementia. Will this promising young star perform anywhere near as well in the ongoing Phase 3? We don’t know, but it won’t be long until we find out.

Our first Phase 3 trial is expected to read out by December 2024, with 804 patients randomized 1:1 between simufilam and placebo. The second Phase 3 trial of 1,125 patients (randomized 1:1:1 between two dose levels of simufilam and placebo) is expected to conclude by June 2025. If these trials are successful, Cassava can change the world.

In our release about the leadership change, Cassava made several commitments going forward. To start, we promised scientific rigor and honest transparency. In the coming months, I believe you will see this commitment demonstrated. In short, we will inform the Cassava community of material news about our company and our clinical trials, whether that news is favorable or unfavorable.

We are likewise dedicated to running rigorous clinical trials. Our board of directors is 100% committed to completing our Phase 3 program and releasing those results on a timely basis. That Phase 3 program is being executed by Premier Research, one of the best Contract Research Organizations in the industry. Data generated from the trials will be held by Premier until it is transferred directly to our biostatisticians at Pentara Corporation, who are the gold standard for biostatistics in Alzheimer’s trials. Cassava will not learn the trial’s results until Pentara shares them with us.

I would be remiss if I did not mention the dedication of Cassava’s people. This talented group comes to work every day committed to improving the lives of Alzheimer’s patients. I know it is politically popular to demonize people in the pharmaceutical and biotech business, but that is the exact opposite of what I have witnessed. People whom I have known do this hard work because they want to make a difference, and the small team at Cassava punches way above its weight class. I plan to make you familiar with some of these dedicated people in the coming months.

When I was younger, my dad told me, “If there is a difficult way to do something, you will find it.” He was more right than he ever knew. But we have an opportunity to make a real difference with Cassava. No matter how hard that is, the effort is worth it. I look forward to sharing future details of this journey with you.

Rick Barry

Cautionary Note Regarding Forward-Looking Statements:

This letter contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to statements regarding: ongoing government and internal investigations; statements relating to clinical trials of Cassava’s product candidates; and statements relating to the potential benefits, if any, of Cassava’s product candidates. These statements may be identified by words such as “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “may,” “opportunities,” “plan,” “possible,” “potential,” “will,” and other words and terms of similar meaning. Such statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and future reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this letter are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements.

Cassava’s clinical results from earlier-stage clinical trials may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data the Company presents or publishes or has presented or published previously.